Consent of Independent Auditors

                   CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts," and to the use of our report dated February 3, 2000 with respect to the consolidated financial statements of Business Men's Assurance Company of America and our report dated February 3, 2000 with respect to the financial statements of BMA Variable Life Account A, included in this Post-Effective Amendment No. 3 to the Registration Statement (Form S-6 No. 333-52689) and the related Prospectus.


                                         /s/ERNST & YOUNG LLP
                                            ERNST & YOUNG LLP


Kansas City, Missouri
April 28, 2000